Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-218824, 333-197180, 333-183515 and 333-67858) of VAALCO Energy, Inc. of our reports dated March 7, 2018, relating to the consolidated financial statements and financial statement schedule and the effectiveness of VAALCO Energy Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 7, 2018